UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 6, 2017

ASHFORD HOSPITALITY PRIME, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35972	46-2488594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 6, 2017, Ashford Hospitality Prime, Inc., a Maryland corporation (the “Company”), entered into Director Confidentiality Agreements (each, a “Confidentiality Agreement”) with each of Monty J. Bennett, Stefani D. Carter, Kenneth H. Fearn, Curtis B. McWilliams, Matthew D. Rinaldi and Sarah Zubiate Darrouzet.  Each Confidentiality Agreement was entered into in compliance with the Company’s Corporate Governance Guidelines, which provide that each director shall enter into a confidentiality agreement with the Company in the form approved by a majority of the Company’s Board of Directors (the “Board”).  As discussed below, two of our directors, Lawrence A. Cunningham and Daniel B. Silvers, have refused to enter into the Confidentiality Agreement with the Company and were advised by the Company that such refusal was in violation of the Company’s Corporate Governance Guidelines.

The Confidentiality Agreement requires, subject to certain limited exceptions, that each director maintain the confidentiality of information relating to the Company, Ashford Hospitality Trust, Inc., Ashford Inc. and their affiliates (collectively, the “Ashford Entities”) and use such information solely for the purpose of serving on the Board and in connection with the Company’s business.  Pursuant to the Confidentiality Agreement, each director agrees (a) not to directly or indirectly make any statement or announcement that disparages, or could reasonably be expected to damage the reputation of, any of the Ashford Entities, (b) not to publicly comment on any matter discussed or deliberated at any meeting of the Board or at any meeting of any committee of the Board, (c) to comply with any and all policies and procedures of the Company, (d) not to make any commitment as to how such director will act or vote on any issue or question in his or her capacity as a director of the Company, and (e) not to become a party to any agreement, arrangement or understanding with any person other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such director’s service as a director of the Company.  The Confidentiality Agreement states that no provision thereof shall require any director to violate his or her fiduciary duties to the Company.

The Confidentiality Agreement provides that the director party thereto shall resign from the Board in the event that the Board determines that, after consultation with counsel, such director has violated the terms of the Confidentiality Agreement and that such violation is determined by the Board to be material.  In furtherance of this provision, each of the directors party to the Confidentiality Agreement has delivered to the Company an executed irrevocable resignation in the form attached to the Confidentiality Agreement.

The foregoing description of the Confidentiality Agreement is qualified in its entirety by reference to the Form of Director Confidentiality Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective July 6, 2017, Daniel B. Silvers and Lawrence A. Cunningham resigned from the Board of the Company.  Mr. Silvers and Mr. Cunningham each resigned following receipt of notice from the Company that he was in violation of the Company’s Corporate Governance Guidelines, which specifically require all directors to enter into the Confidentiality Agreement approved by the Nominating and Corporate Governance Committee and the Board.  The notices from the Company further stated that Mr. Silvers and Mr. Cunningham’s refusal to enter into the Confidentiality Agreement constituted a breach of the Settlement Agreement, dated February 16, 2017, with Sessa Capital (a copy of which was filed as Exhibit 99.1 to the Company’s Form 8-K filed February 17, 2017), which provided that each director appointed pursuant to the Settlement Agreement would be required to execute a confidentiality agreement with the Company that is similar in all material respects to the confidentiality agreement executed by the Company’s other directors.

Mr. Silvers and Mr. Cunningham delivered letters to the Board on July 6, 2017 regarding their resignations, copies of which are attached hereto as Exhibit 17.1 and Exhibit 17.2 respectively.  In their resignation letters, Mr. Silvers and Mr. Cunningham stated that they had received notices from the Company that they were in violation of the Company’s policies due to their refusal to enter into the Confidentiality Agreement. Mr. Cunningham was a member of the Nominating and Corporate Governance Committee and Mr. Silvers did not serve on any Board committees.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1 Exhibit 17.1 Exhibit 17.2
Form of Director Confidentiality Agreement.
Letter, dated July 6, 2017, from Daniel B. Silvers to the Board.
Letter, dated July 5, 2017 and received on July 6, 2016, from Lawrence A. Cunningham to the Board.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2017

ASHFORD HOSPITALITY PRIME, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks Chief Operating Officer and General Counsel